UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: July 24, 2013

Tufco Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 920.336.0054

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A- 12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre- commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 AND ITEM 5.02	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Tufco Technologies, Inc. (the “Company”) has been notified by Michael B. Wheeler, the Chief Financial Officer, Chief Operating Officer, Executive Vice President and Treasurer of the Company, that he intends to terminate his employment with the Company five months after the earlier of (i) September 30, 2013 and (ii) such other date as specified by Mr. Wheeler (such earlier date, the “Effective Date”). Pursuant to an Addendum, dated July 24, 2013, to his Employment Agreement dated March 27, 2002, and in exchange for a general release of claims, the Company has agreed to continue Mr. Wheeler’s base salary, bonus entitlement, if any, his life insurance coverage, car allowance and health insurance stipend for such five-month period.  During such period, Mr. Wheeler shall be relieved of his duties.

As of the Effective Date, Mr. Wheeler will relinquish the titles of Chief Financial Officer, Chief Operating Officer, Executive Vice President and Treasurer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.

Dated: July 24, 2013	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer